Exhibit 4.19
DATED THE 29TH DAY OF OCTOBER, 2010
(1)	INSCOM HOLDING LIMITED
and
(2)	INSCOM GROUP LIMITED
and
(3)	INSCOM HK LIMITED
and
(4)	APOLLO & MUSE HOLDING LIMITED
and
(5)	CLEVER STAR HOLDINGS LIMITED
and
(6)	CISG HOLDINGS LTD.
and
(7)	WANG STRATEGIC CAPITAL PARTNERS (II) LIMITED
and
(8)	HARBOR PACIFIC CAPITAL PARTNERS I, LP
DEED OF ADHERENCE
relating to
INSCOM HOLDING LIMITED
STEVENSON, WONG & CO.
4/F & 5/F, Central Tower
No. 28 Queen’s Road Central
Hong Kong
Ref.: WNF/ECL/HLO(P)/69782/10(Comm)

THIS DEED is made on the 29th day of October 2010.
BETWEEN:-
(1)
INSCOM HOLDING LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1584021) whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”);

(2)
INSCOM GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands (under company number 1584027) whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“INSCOM BVI”);

(3)
INSCOM HK LIMITED, a company incorporated under the laws of the HKSAR (under company number 1457225) whose registered office is situated at 12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong. (“INSCOM HK”);

(4)
APOLLO & MUSE HOLDING LIMITED, a company incorporated under the laws of British Virgin Islands (under company number 1584020) whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Apollo”);

(5)
CLEVER STAR HOLDINGS LIMITED, a company incorporated under the laws of British Virgin Islands (under company number 1593866) whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CSH”);

(6)
CISG HOLDINGS LTD., a company incorporated under the laws of the British Virgin Islands (under company number 599853) whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CISG”)

(7)
WANG STRATEGIC CAPITAL PARTNERS (II) LIMITED, an exempted limited liability company incorporated under the laws of Cayman Islands (under company number 177120) whose registered office is situated at Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand CaymanKY1-9002, Cayman Islands (“WSCP”);

(8)
HARBOR PACIFIC CAPITAL PARTNERS I, LP, an exempted limited partnership registered in the Cayman Islands (under registration number QH-37645) whose registered office is situated at c/o Mourant Cayman Corporate Services Ltd, Harbour Center, 42 North Church Street, P.O. Box 1348, George Town, Grand Canyon KY1-1108, Cayman Islands (“HPC”); and

(INSCOM HK, INSCOM BVI, Apollo, CSH and CISG collectively the “Continuing Parties”, WSCP and HPC collectively the “New Parties”)

WHEREAS:-
(1)
By a subscription and shares purchase and shareholders agreement dated 29 July 2010 (the “1st Agreement ”) entered into between, inter alia, the Company and the Continuing Parties, the parties thereto have agreed to regulate the business, affairs and management of the Company and the relationship between the parties thereto upon the terms and conditions therein contained. A copy of the 1st Agreement is now attached to this Deed and marked “Exhibit A”.

(2)
Pursuant to a subscription and shares purchase agreement (“SPA”) dated on or about the same date as this Deed entered into by the Company, INSCOM BVI, INSCOM HK, Apollo, CSH, WSCP and HPC, (i) WSCP and HPC have agreed to subscribe and the Company has agreed to issue and allot to each of WSCP and HPC 60 Ordinary Shares of US$1.00 each in the Company and (ii) Apollo has agreed to sell and WSCP and HPC have agreed to each purchase 115 Ordinary Shares of US$1.00 each in the Company.

(3)
Completion of the subscription and shares purchase pursuant to the SPA (“Completion”) shall take place immediately after execution of this Deed by the parties hereto, whereupon the New Parties shall become the beneficial and legal owner and holders of the Subscription Shares and Sale Shares (as defined in the SPA).

(4)	This Deed is made subject to all terms and conditions set out in the 1st Agreement.
NOW THIS DEED WITNESSETH as follows:-
1.	Unless otherwise defined in this Deed, terms and expressions used in this Deed shall have the same meanings ascribed to them in the 1st Agreement.
2.
Pursuant to Section 12.2 of the 1st Agreement, the Company and the Continuing Parties hereby agree to amend the Closing Date under the 1st Agreement to “in any event shall not be later than 1 November 2010”. In other words, all Closing conditions set out in Section 5.1 thereto shall be fulfilled or waived by written agreement of the Subscriber or CISG on or before 1 November 2010 in accordance with the same section.

3.
The New Parties confirm that they have each read a copy of the 1st Agreement and hereby covenant with the Company and the Continuing Parties that with effect from Completion, the New Parties shall perform, assume, comply with and be bound by all the terms, covenants, obligations and provisions in the 1st Agreement as if the New Parties were original parties to the 1st Agreement. Specifically, the New Parties will have the same rights and obligations as CSH under Sections 8.2, 8.3, Articles IX and X of the 1st Agreement.

4.
A strategic committee (the “Strategic Committee”) shall be set up under the supervision of the board of directors of the Company. Unless otherwise agreed by CISG, the Strategic Committee shall consist of six (6) committee members of whom four (4) shall be appointed by CISG, one (1) shall be appointed by Apollo and one (1) shall be appointed by WSCP and HPC jointly.

5.	For the purpose of Clause 12.1 of the 1st Agreement, the correspondence details of the New Parties are as follows:-
The New Parties

If to WSCP:
Address:	31st Floor, China United Center, 28 Marble Road, North Point, HKSAR
Fax No.:	852-31071233

Attention:	Mr. Sing Wang and Ms. Ka Yik Kwok

If to HPC:
Address:	525 University Avenue, Suite 100,
Palo Alto, California 94301, USA.
Fax No.:	+1-650-322-8092

Attention:	Mr. Stuart Kwok and Mr. Kent Ho
6.	Save as varied or supplemented by this Deed, the 1st Agreement shall remain in full force and effect.
7.
This Deed is governed by the laws of Hong Kong Special Administrative Region and any dispute, controversy or claim arising out of or relating to this Deed, or any breach, termination or invalidity thereof, shall be settled in the manner as described in the Article XI of the 1st Agreement.

8.
With effect from the date of this Deed, this Deed together with the 1st Agreement shall be construed as one instrument, but in the event of any conflict between this Deed and the 1st Agreement, the provisions of this Deed shall prevail.

9.	In the event of any conflict between this Deed and the SPA, the provisions of this Deed shall prevail.
10.
This Deed may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which when so executed shall be deemed to be an original but all of which shall constitute one and the same instrument and is binding on all parties hereto.

IN WITNESS whereof the parties hereto have executed this Deed the day and year said above written

INCOM HK

SIGNED, SEALED and DELIVERED	)
by TIAN YUAN	)	/s/ Tian Yuan
for and on behalf of	)	[Seal is affixed]
INSCOM HK LIMITED	)
in the presence of	)

/s/ Xiao Fei

INCOM BVI

SEALED with the COMMON SEAL of	)
INSCOM GROUP LIMITED	)
and signed by	)	/s/ Tian Yuan
TIAN YUAN	)	[Common Seal is affixed]
in the presence of	)

/s/ Xiao Fei

CSH

SEALED with the COMMON SEAL of	)
CLEVER STAR HOLDINGS LIMITED	)
and signed by	)	/s/ Feng Zhuojun
FENG ZHUOJUN	)	[Common Seal is affixed]
in the presence of	)

/s/ Zhu Jiusheng

CISG

SEALED with the COMMON SEAL of	)
CISG HOLDINGS LTD.	)
and signed by	)	/s/ Hu Yinan
HU YINAN	)	[Common Seal is affixed]
in the presence of	)

/s/ Zhu Jiusheng

Apollo

SEALED with the COMMON SEAL of	)
APOLLO & MUSE HOLDING LIMITED	)
and signed by	)	/s/ Tian Yuan
TIAN YUAN	)	[Common Seal is affixed]
in the presence of	)

/s/ Xiao Fei

WSCP

SEALED with the COMMON SEAL of	)
WANG STRATEGIC CAPITAL	)
PARTNERS (II) LIMITED	)
and signed by	)	/s/ Wang Sing
WANG SING	)
in the presence of	)

/s/ Rebecca

HPC

SEALED with the COMMON SEAL of	)
Harbor Pacific Capital LLC as general partner of	)
HARBOR PACIFIC CAPITAL	)
PARTNERS I, LP	)
and signed by	)	/s/ Stuart Kwok
STUART KWOK	)
in the presence of	)

/s/ Bonwoong Koo

The Company

SEALED with the COMMON SEAL of	)
INSCOM HOLDING LIMITED	)
and signed by	)	/s/ Tian Yuan
TIAN YUAN	)	[Common Seal is affixed]
in the presence of	)

/s/ Xiao Fei

Exhibit A
Subscription and Shares Purchase and Shareholders Agreement
Dated 29 July 2010
(“1st Agreement”)